UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GLOBALSTAR, INC.

1351 Holiday Square Blvd.
Covington, LA 70433

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 16, 2020

Dear Stockholder:

It is my pleasure to invite you to attend the 2020 Annual Meeting of Stockholders of Globalstar, Inc. The meeting will be held at our headquarters at 1351 Holiday Square Blvd., Covington, LA 70433 at 10 a.m. Central Time on June 16, 2020.  At the meeting, you will be asked to:

(1)	Elect James F. Lynch and Timothy E. Taylor as our two Class B Directors;

(2)	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(3)	Approve the compensation of our named executive officers;

(4)	Consider any other matters that may properly be brought before the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish our proxy materials via the Internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our 2019 Annual Report. The Notice contains instructions on how to access and review those documents using the Internet. The Notice also instructs you on how to submit your proxy using the Internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the Notice.

We are currently monitoring the situation regarding COVID-19 and our thoughts go out to all those who have been affected. In the event that we determine that it is not advisable to hold our Annual Meeting in person, we will announce alternative arrangements as described in the proxy statement.

Your vote is important.  To ensure that your shares are voted at the meeting, we encourage you to act promptly.

We look forward to seeing you at the meeting.

Sincerely,
James Monroe III
Executive Chairman of the Board

Covington, Louisiana
April 28, 2020
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on June 16, 2020
The proxy statement and annual report are available at www.globalstar.com.

GLOBALSTAR, INC.
Annual Meeting of Stockholders
June 16, 2020

 INFORMATION ABOUT THE MEETING, VOTING AND ATTENDANCE
Globalstar, Inc. (“we,” “us,” “Globalstar,” or the “Company”) is providing you with this proxy statement and the related form of proxy because our Board of Directors (the “Board”) is soliciting your proxy to vote your stock at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders will be asked to elect two Class B Directors; ratify the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm; approve our named executive officer compensation; and consider any other matters that may properly be brought before the meeting.  You are invited to attend the Annual Meeting, where you may vote your stock in person.  However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
Similar to previous years, we are furnishing our proxy materials via the Internet. We expect to begin mailing the notice card on or about May 5, 2020 to stockholders of record at the close of business on April 21, 2020 (the “Record Date”).
Who Can Vote
Only holders of our voting common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting.  On the Record Date, there were 1,668,622,083 shares of voting common stock outstanding and entitled to vote.  Each share of voting common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted at the Annual Meeting.
In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we intend to furnish our proxy materials, including this proxy statement and our 2019 annual report to stockholders, by providing access to these documents on the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (“Notice”) to registered stockholders. The Notice provides instructions to registered stockholders for accessing our proxy materials and for voting their shares of common stock on the Internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the Notice for requesting those materials.
Stockholders of record can vote before or at the Annual Meeting in any one of the four ways described below. When you vote on the Internet or by telephone or proxy card, you are authorizing the persons named on the proxy form (the management proxies) to vote your shares in the manner you direct.

•	By Internet - You may vote on the Internet at www.proxyvote.com. The Notice sent to you describes how to do this.

•
By Telephone - You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The Notice describes how to do this; you must make your request for materials by June 2, 2020.

•
By Mail - You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this; you must make your request for materials by June 2, 2020. You then vote by completing, signing, dating, and timely returning a proxy card.

•	In Person - You may come to the Annual Meeting and cast your vote there.
For beneficial stockholders (with shares held in street name), the Notice, which has been forwarded to you by your broker, bank or other holder of record (nominee), directs you to the Internet site where you will find our proxy materials. Your nominee has also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining legal proxy.
Voting Authority of Management Proxies
 Whether you hold your shares of record or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a stockholder of record and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:

1.	FOR the election of the two nominees for Class B director named in this proxy statement;

2.	FOR the ratification of the appointment of EY as our independent registered public accounting firm; and

3.	FOR the approval of named executive officer compensation.

Our Executive Chairman and controlling stockholder, Mr. James Monroe III, has informed us that he intends to vote, on behalf of himself and the entities he controls, in favor of the three proposals. This vote assures approval of the proposals in accordance with the Board’s recommendations.
Other Business - We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
Effect of Not Casting Your Vote
If you are a stockholder of record no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy or vote at the meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, such as the ratification of the appointment of our independent registered public accounting firm. The election of directors and the approval of named executive officer compensation are not considered “routine” items. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote on these items, your shares will not be voted on your behalf.
How to Change or Revoke Your Proxy Vote
 Shares Held of Record - If you give Internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your vote, you may do so at any time provided that your instructions are received before voting closes for the method you select or if you vote at the meeting.  You may change or revoke your vote in any of the following ways:

•	by giving new voting instructions on the Internet or by telephone, or by mailing new voting instructions to us on a proxy card with a later date;

•	by notifying our Corporate Secretary in writing (at the mailing address listed on page 27) that you have revoked your proxy; or

•	by voting in person at the Annual Meeting.
Shares Held in “Street Name” - You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
 You may use any of these methods to change your vote, regardless of the method previously used to submit your vote.  The inspector of election for the meeting will count only the most recent vote received before the deadlines set forth in the voting instructions.
 How to Vote Shares in Our Employee Benefit Plans
 If you hold common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Holders of stock options or unvested restricted stock units issued under our Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.
Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority (834,311,043) of the shares of common stock entitled to vote at the meeting are present in person or by proxy.  Abstentions, broker non-votes and votes withheld from director nominees count as shares of common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy material to beneficial owners and to obtain authority to execute proxies on their behalf, and we will reimburse them for their expenses in doing so.  Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.

Admission to the Meeting
We reserve the right to limit admission to the Annual Meeting to our stockholders of record, persons holding valid proxies from our stockholders of record and beneficial owners of our common stock.  If your common stock is registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date.  If your common stock is held through a broker or a bank, you should bring to the meeting proof of your beneficial ownership of the stock.  This documentation could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your bank or broker confirming your ownership as of the Record Date.
COVID-19: Possible Alternative Arrangements
As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communication for the health and safety of our stockholders, directors and employees. If we take this step, we will announce the decision to do so in advance via a press release and by posting details on our website (www.globalstar.com) that will also be filed with the SEC as additional proxy materials. Please monitor our website for updated information, and if you are planning to attend the Annual Meeting, please check the website prior to the meeting date.
A virtual meeting will have no impact on shareholders’ ability to provide their proxy over the Internet or telephone or by completing and mailing their proxy card, each as explained in this Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table shows (i) the number of shares of common stock beneficially owned as of the Record Date by each director and nominee for director, by each current executive officer, and by all directors, nominees, and current executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our common stock, our only voting securities, on April 21, 2020 based upon 1,668,622,083 shares of common stock outstanding as of that date. Holders of our common stock are entitled to one vote per share.

	Amount and Nature of
	Beneficial Ownership
	Common Stock
		Percent
Name of Beneficial Owner (1)	Shares	of Class
James Monroe III (2) FL Investment Holdings, LLC Thermo Funding Company, LLC Thermo Funding II LLC Globalstar Satellite, L.P.	1,094,779,725	65.6%
Mudrick Capital Management, L.P. (3) Jason Mudrick	110,718,437	6.6%
James F. Lynch (4) Thermo Investments II LLC	13,340,852	*
David B. Kagan (5)	1,543,064	*
William A. Hasler (6)	1,124,716	*
Timothy E. Taylor (7)	1,106,590	*
Rebecca S. Clary (8)	981,868	*
L. Barbee Ponder (9)	650,279	*
Benjamin G. Wolff (10)	190,725	*
Keith O. Cowan (10)	139,716	*
Michael J. Lovett (10)	139,716	*
All directors and current executive officers as a group (10 persons) (1)(2)(4)(5)(6)(7)(8)(9)(10)	1,113,997,251	64.7%
*Less than 1% of outstanding shares.

1.
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power (a) to vote or direct its vote or (b) to sell or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants, within sixty (60) days of the Record Date is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

2.
The address of Mr. Monroe, FL Investment Holdings, LLC, Thermo Funding, LLC, Thermo Funding II LLC and Globalstar Satellite, L.P. is 1735 Nineteenth Street, Denver, CO 80202. This number includes 640,750 shares held by FL Investment Holdings, LLC, 200,139,972 held by Thermo Funding, LLC, 843,003,151 shares held by Thermo Funding II LLC, and 618,558 shares held by Globalstar Satellite, L.P. Mr. Monroe controls, either directly or indirectly, each of Globalstar Satellite, L.P., FL Investment Holdings, LLC and Thermo Funding II LLC and, therefore, is deemed the beneficial owner of the common stock held by these entities. Additionally, 50,037,578 shares may be issuance to Thermo Funding II LLC upon exercise of warrants issued in connection with our Second Lien Term Loan Facility. Mr. Monroe also individually owns 306,383 shares and may acquire 33,333 shares of common stock upon the exercise of currently exercisable stock options (where applicable, Mr. Monroe and the entities referenced above shall be referred to collectively as “Thermo”).

3.
This information was derived from the Schedule 13G/A filed by Mudrick Capital Management, L.P. on February 14, 2020. The address of Mudrick Capital Management, L.P. and Jason Mudrick is 527 Madison Avenue, 6th Floor, New York, NY 10022. Mudrick Capital Management and Mr. Mudrick reported shared voting and dispositive power over 110,718,437 shares.

4.	Includes 533,333 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 12,371,136 shares held by Thermo Investments II LLC.

5.	Includes 250,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

6.	Includes 833,333 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

7.	Includes 118,883 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

8.	Includes 235,000 shares of common stock that she may acquire upon the exercise of currently exercisable stock options.

9.	Includes 130,000 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

10.	Includes 33,333 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements were complied with during 2019 except for one grant that was made to Ms. Clary and Messrs. Kagan, Ponder and Taylor on December 6, 2019 that was not reported until April 13, 2020 due to an administrative oversight.

DISCUSSION OF PROPOSALS TO BE VOTED ON

PROPOSAL 1:  ELECTION OF DIRECTORS
Our Bylaws provide for a Board of, and the Board currently consists of, seven members. Our Board is divided into three classes, with staggered three-year terms.  Each of Class A and B consists of two directors; Class C consists of three directors.  The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2020 (Class B), 2021 (Class C) and 2022 (Class A).  At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. The current Directors are: Class A - Keith O. Cowan and Benjamin G. Wolff; Class B - James F. Lynch and Timothy E. Taylor; and Class C - William A. Hasler, James Monroe III and Michael J. Lovett.
Upon recommendation of the Nominating and Governance Committee, the Board has nominated James F. Lynch and Timothy E. Taylor for election as Class B Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s diverse business experience, qualifications, skills and attributes described below. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected.  If you elect them, they will hold office until the annual meeting to be held in 2023 or until their successors have been elected and qualified.  The Board is not aware of any reason why any nominee would be unable to serve as a director if elected. If prior to the Annual Meeting either nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than two nominees.  If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of that director’s term; provided that, for any vacancies left by Minority Directors (as defined below), candidates for director must be nominated by the Strategic Review Committee.  Under our Bylaws, only the Board may fill vacancies on the Board.
Our Certificate of Incorporation and By-laws provide that so long as Thermo beneficially owns at least 45% of the Company’s outstanding Common Stock, two of the seven members of the Company’s Board of Directors (the “Minority Directors”) will be elected by the vote of a plurality of the holders of the Company’s Common Stock other than Thermo (the “Independent Stockholders”), and that candidates for election as Minority Directors are to be nominated by the Strategic Review Committee. In 2019, Keith O. Cowan and Benjamin G. Wolff were elected as Class A Directors; both directors qualify as Minority Directors under our Certificate of Incorporation.
Information about Nominees for Director
The nominees for election as Class B Directors are as follows:
Class B

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
James F. Lynch Age 62 Director since December 2003 Term Expires in 2020	None
Mr. Lynch has been Managing Partner of Thermo Capital Partners, L.L.C., a private equity investment firm, since October 2001.  Mr. Lynch also serves as Executive Chairman of FiberLight, LLC, a facilities-based provider of metropolitan fiber-optic network infrastructure and high-bandwidth connectivity solutions and served as CEO from 2015 through 2017.  Mr. Lynch served as Chairman of Xspedius Communications, LLC, a competitive local telephone exchange carrier, from January 2005 until its acquisition by Time Warner Telecom in October 2006 and as Chief Executive Officer of Xspedius from August 2005 to March 2006.  Prior to joining Thermo, Mr. Lynch was a Managing Director at Bear Stearns & Co.  Mr. Lynch is a limited partner of Globalstar Satellite, L.P.

Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.

Timothy E. Taylor Age 37 Director since December 2018 Term Expires in 2020	Strategic Review
Mr. Taylor serves as Vice President, Finance, Business Operations and Strategy of Globalstar and is a Partner of The Thermo Companies. Before joining Globalstar in 2010, Mr. Taylor was an Associate in the Mergers & Acquisitions Group at Brown Brothers Harriman. Mr. Taylor has served as a board member of Birch Investment Partners, LLC, dba Timberland Cabinets and Rutt HandCrafted Cabinetry since 2017 and Thermo Communications Funding since 2014.

Mr. Taylor brings insight into the daily operations of Globalstar and management experience to the Board.

Information about Continuing Directors
Class C

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
William A. Hasler Age 78 Director since July 2009 Term Expires in 2021	Audit (Chair); Strategic Review
Mr. Hasler served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, and from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm.  He is a Certified Public Accountant. Mr. Hasler currently serves as a director of Ataraxis Biosciences and Rubicon Ltd., and during the past five years has served as a director of Aviat Networks, DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., and Tousa Inc.
Mr. Hasler has an extensive financial background and financial reporting expertise.  Due to his financial leadership roles on other public company boards, he is well-suited to be both one of our directors and Chair of our Audit Committee.

James Monroe III Age 65 Director since December 2003 Term Expires in 2021	Compensation (Chair) Nominating and Corporate Governance (Chair)
Mr. Monroe has served in an executive capacity as the Chairman or Executive Chairman of the Board since April 2004.  He was our Chief Executive Officer from January 2005 until July 2009 and reassumed that position from July 2011 until September 2018.  Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services that are sometimes referred to collectively in this proxy statement as “Thermo.”  Mr. Monroe controls, directly or indirectly, FL Investment Holdings, LLC, Globalstar Satellite, L.P., Thermo Funding Company LLC and Thermo Funding II LLC.
In addition to being our primary financial sponsor, Mr. Monroe brings his long-term experience in investment, financing and the telecommunications industry to the Board.

Michael J. Lovett Age 58 Director since December 2018 Term Expires in 2021	Audit; Compensation
Since October 2012, Mr. Lovett has served as managing partner of Eagle River Partners LLC, a privately held investment and advisory company. Until April 2012, Mr. Lovett served as the CEO and President of Charter Communications. Previously he was COO and joined Charter in August 2003 as Senior Vice President of Operations. Mr. Lovett has served as a member of the board of directors of various public and private companies, including Charter Communications from February 2010 to April 2012, SATMAP Incorporated d/b/a Afiniti, a private Delaware company, from July 2012 to July 2017, and St. Louis Public Broadcasting Nine Network Media from June 2011 to February 2014. He has also served as a member of the advisory board of Afiniti, Ltd., a private Bermuda company, since February 2016.

Mr. Lovett brings extensive experience to the Board with a demonstrated track record in the telecommunications industry.

Class A

Name, Age, and	Current Committee
Tenure As Director	Memberships	Current Occupation and Employment Background
Keith O. Cowan Age 64 Director since December 2018 Term Expires in 2022	Nominating and Corporate Governance; Strategic Review
Since January 2013, Mr. Cowan has served as the Chief Executive Officer of Cowan Consulting Corporation LLC, and since April 2019, he also has served as the Chief Executive Officer of NVR3 LLC (dba Venadar). Cowan Consulting Corporation LLC advises corporate clients on their innovation strategies and the design, structure and governance of their innovation development functions and centers, and Venadar LLC supports corporate growth and innovation initiatives by orchestrating customized partnerships with, investments in, and acquisitions of startups and emerging growth companies. From July 2007 to January 2013, Mr. Cowan was the President of Strategic Planning and Corporate Initiatives at Sprint Corporation and prior to that as the Chief Development Officer of BellSouth Corporation. Mr. Cowan has served as a board member of over a dozen private companies, three public companies, and numerous not-for-profit and civic organizations, including, currently, his service as a board member of Phunware, Inc. and as Chairman of the Board of Aegex Technologies and Cobra Legal Solutions.
Mr. Cowan’s extensive experience in the telecommunications industry and global business development provides important insight in the launch and expansion of our products, services and networks.

Benjamin G. Wolff Age 52 Director since December 2018 Term Expires in 2022	Audit; Compensation; Strategic Review
Mr. Wolff serves as the Chairman and CEO of Sarcos Robotics, a global leader in mobile, dexterous, tele-operated robots. Mr. Wolff joined Eagle River Investments in 2003, a telecom and technology private equity and venture capital firm, where he served as President until 2014. Mr. Wolff co-founded Clearwire Corporation in 2003, where he served in various capacities including President, CEO, Co-Chairman and member of the Board of Directors until 2011. Mr. Wolff served from 2009 to 2014 as Chief Executive Officer, President and Chairman of satellite communications firm ICO Global Communications, which was subsequently renamed Pendrell Corp. Mr. Wolff has served as a member of the board of directors of various telecom and technology companies
Mr. Wolff provides the Board with strong knowledge and insight into the telecommunications market in the United States and abroad and extensive experience in capital markets transactions.

Vote Required to Elect Directors
The two nominees who receive the highest number of votes cast by stockholders eligible to vote (a plurality) will be elected as directors.   There is no provision for cumulative voting in the election of directors.  If you do not vote for a particular nominee, or if you indicate “against” to vote for a particular nominee, your vote will not count “for” the nominee.  “Abstentions” and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.  However, as described under “Quorum Requirement” above, in these cases your vote will be counted for purposes of determining the existence of a quorum.
Board Recommendation
The Board recommends that stockholders vote FOR the election of the two Class B director nominees.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In March 2020, the Audit Committee of our Board of Directors requested proposals from four independent registered public accounting firms, including Crowe LLP ("Crowe"). Crowe LLP had been our principal independent registered public accounting firm beginning with the audit of the year ended December 31, 2005 and the Audit Committee considered it good practice to evaluate alternative firms. The proposal process included several discussions with each of the candidates and considered fees charged, industry knowledge, overall expertise and reputation and “cultural fit.”
On March 3, 2020, our Audit Committee dismissed Crowe LLP as our principal independent registered public accounting firm. The audit reports of Crowe LLP on the consolidated financial statements of the Globalstar, Inc. for each of the two most recent fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended December 31, 2019 and December 31, 2018, and during the subsequent interim period from January 1, 2020 to March 3, 2020 (i) there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Crowe's satisfaction, would have caused Crowe to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
On March 5, 2020, our Audit Committee appointed Ernst & Young LLP ("EY") as principal independent registered public accounting firm to our Board of Directors. During the two most recent fiscal years ended December 31, 2019 and December 31, 2018 and during the subsequent interim period from January 1, 2020 through March 5, 2020, neither us nor anyone on our behalf consulted EY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that EY concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of EY as our independent registered public accounting firm for 2020.
We have been informed that neither EY nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar.
One or more representatives of EY will be present, either in person or remotely, at the meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
If the resolution is defeated, the adverse vote will be considered a direction to the Audit Committee to select another independent registered public accounting firm for 2021. The appointment for the year 2020 will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent registered public accounting firms other than at the end of a fiscal year.
Vote Required to Ratify the Appointment of EY
The affirmative vote of the holders of a majority of the shares of common stock represented, in person or by proxy, and entitled to vote at the meeting is required to ratify the appointment of EY.
Board Recommendation
The Board recommends that stockholders vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Pursuant to the decision of the stockholders at our 2017 Annual Meeting, we have provided our stockholders with the opportunity to cast this advisory vote on compensation every three years. The advisory vote as to how often we should include a proposal to vote on compensation is required to be presented to stockholders at least once every six years pursuant to Section 14A of the Securities Exchange Act of 1934 adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act; this advisory vote will be provided to our stockholders in 2023.

As described in detail under “Compensation Discussion and Analysis” beginning on page 17, our compensation programs for our named executive officers are designed to attract and retain the most qualified individuals in the mobile satellite services ("MSS") industry.

The vote on this resolution relates to the compensation of our named executive officers as a whole. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee of our Board. To the extent there is any significant vote against the named executive officer compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Vote Required to Approve the Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by holders of common stock entitled to vote at the meeting is required for the advisory approval of this proposal.

Board Recommendation

The Board recommends a vote FOR the approval of named executive officer compensation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Governance, Meetings and Attendance at Meetings
Our Board has four standing committees: Audit, Compensation, Nominating and Governance, and Strategic Review.  The Board has adopted a charter for each standing committee.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors. The committee charters and Code of Conduct are available on our website at investors.globalstar.com under “Corporate Governance.”  You may request a copy of any of these documents to be mailed to you as described on page 27 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. At the date of this proxy statement, no such waivers have been requested or granted.
The Thermo companies listed under Security Ownership of Principal Stockholders and Management hold stock representing a majority of our voting power.  As a result, we are a “controlled company” for purposes of the NYSE American rules and are not required to have a majority of independent directors on the Board or to comply with the requirements for compensation and nominating/governance committees.  However, we are subject to all other NYSE American corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors.
The Board has determined that Messrs. Cowen, Hasler, Lovett, and Wolff are independent directors as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NYSE American rules.  This determination was based on the absence of any material relationship known to the Board between Messrs. Cowen, Hasler, Lovett, Wolff and us (other than as a director and stockholder).
During 2019, the Board held six meetings and took action by unanimous written consent seven times.  Each director serving on the Board in 2019 attended at least 75% of the meetings of the Board and of each committee on which he served in each case during the time he was a director.
We do not have a policy regarding director attendance at the Annual Meeting.
Leadership Structure
Since September 2018, Mr. Kagan has served as our Chief Executive Officer and Mr. Monroe as the Executive Chairman of the Board. Mr. Kagan has responsibility for all activities related to the Company’s satellite business. Mr. Monroe, as Executive Chairman, is responsible for strategic financing efforts and liquidity matters, other than the Company’s senior credit facility which is the responsibility of Mr. Kagan. In addition, subject to the authority of the Strategic Review Committee as provided in our Second Amended and Restated Certificate of Incorporation and our Fourth Amended and Restated By-laws, Mr. Monroe has primary responsibility for all strategic terrestrial spectrum-related activities on a global basis, including the Company’s ongoing efforts to standardize and monetize its terrestrial spectrum assets.
Mr. Monroe dually served as our Chairman and Chief Executive Officer since our initial public offering in November 2006 through September 2018, with the exception of July 2009 through July 2011. During this two-year period, and again in September 2018, the Board, with input from Mr. Monroe, changed our leadership structure with the appointment of a Chief Executive Officer, resulting in split positions for the Chief Executive Officer and Chairman of the Board.
Board’s Role in Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than having responsibility delegated to a specific committee, although the Audit Committee continues to focus on accounting and financial risks.  Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on these matters.
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Wolff and Lovett.  Mr. Hasler serves as Chairman, and the Board has determined that he is an “audit committee financial expert” as defined by SEC rules.

The principal functions of the Audit Committee, which are reflected in the committee's charter, include:

•	appointing and replacing our independent registered public accounting firm;

•	approving all fees and all audit and non-audit services of the independent registered public accounting firm;

•	annually reviewing the independence of the independent registered public accounting firm;

•	assessing annual audit results;

•	periodically reassessing the effectiveness of the independent registered public accounting firm;

•	reviewing our financial and accounting policies and our annual and quarterly financial statements;

•	reviewing the adequacy and effectiveness of our internal accounting controls and monitoring progress for compliance with Section 404 of the Sarbanes-Oxley Act;

•	overseeing our programs for compliance with laws, regulations and company policies;

•	approving all related person transactions not otherwise delegated to the Strategic Review Committee;

•	considering any requests for waivers from our Code of Conduct for senior executive and financial officers (which waivers would be subject to Board approval); and

•	in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.
During 2019, the Audit Committee held five meetings and took action by unanimous written consent one time.
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2019
In addition to other activities, the Audit Committee:

•	reviewed and discussed with management the Company’s audited financial statements for 2019;

•
discussed with Crowe LLP, the Company’s independent registered public accounting firm for 2019, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission, including significant accounting policies, management’s judgments and accounting estimates, and Crowe’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and

•
received the written disclosures and the letter from Crowe required by the applicable requirements of the PCAOB and the Commission regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with Crowe their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

April 21, 2020	William A. Hasler, Chair
Benjamin G. Wolff
Michael J. Lovett

Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe, Wolff, and Lovett. Mr. Monroe serves as Chairman.  The principal functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;

•	reviewing and recommending to the Board compensation for our chief executive officer and other executive officers; and

•
administering our incentive compensation plans, including the 2006 Equity Incentive Plan, and, in this capacity, approving or recommending to the Board all grants or awards to our directors, executive officers and other eligible participants under these plans.

As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers.  (Director compensation is established by the Board, based upon recommendations of the Chief Executive Officer.)  The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time. Currently, it has delegated to Mr. Monroe the review of corporate goals, objectives and compensation related to executive officers other than himself.  Only the Compensation Committee or the Board may grant awards under this Plan to executive officers and directors, or make decisions regarding these awards.

Mr. Monroe makes decisions on all components of compensation for all employees of vice president level and above and reviews manager level employees and below for bonus and equity awards based upon input from executive officers in charge of each business unit.  Mr. Monroe receives compensation from us for his services as a director as described under “Compensation of Directors,” below. Mr. Monroe generally does not participate in any of our incentive compensation plans.
The Compensation Committee meets in person as often as it determines necessary to discharge its responsibilities.  The Committee may hold follow-up conference calls and act by written consent between its meetings.  In 2019, the Compensation Committee held one meeting and took action by unanimous written consent one time.  Unless a later date is specified, the date of grant of any award made by unanimous written consent is the date on which the last consent is received by our Corporate Secretary.
Under its charter, the Committee has the authority to retain and terminate a compensation consultant, but has not retained one.
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Compensation Committee Report for 2019
The undersigned comprise the members of the Compensation Committee of the Company’s Board of Directors.
The Committee has reviewed and discussed the Compensation Discussion and Analysis presented below with the Company’s management.  Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 21, 2020	James Monroe III, Chair
Benjamin G. Wolff
Michael J. Lovett

 Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Messrs. Cowan and Monroe. Mr. Monroe serves as Chairman. The principal functions of the Nominating and Governance Committee include:

•	identifying and recommending to the Board qualified candidates to fill vacancies on the Board;

•	recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders;

•	considering stockholder suggestions for nominees for director;

•	making recommendations to the Board regarding corporate governance matters and practices;

•	reviewing and making recommendations to the Board regarding director compensation; and

•	reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.
 The Nominating and Governance Committee met one time in 2019 and it did not take action by written consent during the year. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions.  The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether a candidate is recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. The Board has not adopted a policy with regard to board diversity.
The Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by US Postal Service mail to the Nominating and Governance Committee, c/o Corporate Secretary, 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230, or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election.  If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates.  In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.  We did not receive any recommendations of candidates from stockholders during 2019.

Strategic Review Committee
On December 28, 2018, Globalstar established a standing “Strategic Review Committee” and designated Messrs. Cowan, Wolff, Taylor and Hasler as members of the Strategic Review Committee. The Strategic Review Committee is required to remain in existence for as long as Thermo and its affiliates own and its affiliates beneficially own forty-five percent (45%) or more of Globalstar’s outstanding common stock (the “Thermo Minimum Shares”). Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee has exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the following:
(i) any acquisition by Thermo of additional newly-issued securities of the Company (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion, each defined below);
(ii) any extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;
(iii) any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries which are material to the Company;
(iv) any change in the Board, including any plans or proposals to change the number or term of directors, other than nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors in connection with the end of a term of a Minority Director) and nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats);
(v) any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion);
(vi) any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion); and
(vii) any transaction between the Company and one or more of the Thermo stockholders that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and certain other matters.
For as long as Thermo and its affiliates own the Thermo Minimum Shares, to the extent that any of the foregoing matters, or any matter set forth in the charter of the Strategic Review Committee, requires approval of the full Board under applicable law, the Company does not have the power to take such action unless such action is approved by the Board only after it is recommended to the Board by the Strategic Review Committee.
Certain enumerated transactions are not subject to Strategic Review Committee review:
(i) a financing that includes participation by one or more of the Thermo stockholders on terms equal (as determined in good faith by the Board) to other parties (a “Permitted Financing”);
(ii) the conversion of subordinated debt held by Thermo into capital stock of the Company in accordance with the terms of such debt as existing as of December 14, 2018 (a “Debt Conversion”);
(iii) the exercise of options by any Thermo Stockholder (including, for the avoidance of doubt, Mr. Monroe) in accordance with the terms of such options as existing as of December 14, 2018 (an “Option Conversion”); and
(iv) a lease with respect to the Company’s headquarters.
The Strategic Review Committee requires the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting. To the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee consults with the Board until such vote is obtained or the matter is otherwise resolved and abandoned. In the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two such nominees for each Minority Director seat subject to election. The members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. The Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat.

Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders to send communications to the Board or any management or non-management director.  Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title.  All correspondence of this nature should be sent c/o Corporate Secretary to us by US Postal Service mail at 1095 Nimitzview Drive, Suite 201A, Cincinnati, Ohio 45230.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors.  Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.

COMPENSATION OF DIRECTORS
The table below reflects compensation paid to our directors during 2019. On an annual basis, our directors receive compensation in form of restricted stock awards and stock options. Each of our directors received such grants in each of December 2018 and January 2020. No grants were made during the calendar year 2019; accordingly, no amounts are shown in the table below.
In January 2020, each director received 92,525 restricted stock awards with a grant date fair value of $0.54 and options to purchase 100,000 shares of common stock with a grant date fair value of $0.32 per share. The restricted stock awards vest over a one-year period and the options to purchase shares of common stock vest in one-third increments over a three-year period.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Monroe III	50,000	—	—	—	50,000
James F. Lynch	50,000	—	—	—	50,000
William A. Hasler	50,000	—	—	—	50,000
Keith O. Cowan	50,000	—	—	—	50,000
Benjamin G. Wolff	50,000	—	—	—	50,000
Michael J. Lovett	50,000	—	—	—	50,000
Timothy E. Taylor (1)	50,000	—	—	—	50,000
(1) Mr. Taylor also received compensation during 2019 for his service as a Vice President of the Company. This compensation is not reflected in the table above.

EXECUTIVE OFFICERS
The current executive officers of the Company are James Monroe III, Executive Chairman; David B. Kagan, Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; and L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel. Information about Mr. Monroe is given above under “Proposal 1: Election of Directors: Information about Continuing Directors.”
David B. Kagan, age 58, has been our Chief Executive Officer since September 2018. He served as our President and Chief Operating Officer from January 2016 through March 2017 and reassumed the positions in December 2017 through September 2018. Mr. Kagan previously served as Chief Operating Officer of SpeedCast International Limited from March 2017 through November 2017, President of ITC Global LLC, a global satellite services company, from August 2014 through its sale to Panasonic in September 2015, and President and Chief Executive Officer of Globe Wireless LLC from June 2011 through its sale to Inmarsat in August 2014. He also served as Senior Vice President - Business Development of Spacenet, Inc. from March 2010 to June 2011.
Rebecca S. Clary, age 41, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.
L. Barbee Ponder IV, age 53, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various regulatory counsel positions for BellSouth Corporation from 1996 to 2005.  Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
The Company does not believe any of its other personnel are “executive officers” as the term is defined in the applicable rules of the Commission. Accordingly, the Company’s discussion of its named executive officers is limited to Messrs Monroe, Kagan and Ponder and Ms. Clary.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (CD&A) should be read in conjunction with the compensation tables beginning on page 19. Our named executive officers for 2019 were:

•	James Monroe III, Executive Chairman

•	David B. Kagan, Chief Executive Officer

•	Rebecca S. Clary, Vice President and Chief Financial Officer

•	L. Barbee Ponder IV, General Counsel and Vice President Regulatory Affairs
Overview
Our compensation program for executive officers is intended to:

•	provide each officer with a conservative base salary; and

•	create an incentive for retention and achievement of our long-term business goals using a sizable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, including those executive officers named on the Summary Compensation Table (the “named executive officers”).  To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers (including the named executive officers) and directors.
Results of 2017 Say-on-Pay Vote
In 2017, we provided our stockholders with the opportunity to provide a non-binding advisory vote on executive compensation and the frequency with which stockholders will be provided an advisory vote on executive compensation. At our 2017 Annual Meeting, 99% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers and 92% of the stockholders voted to approve the frequency with which stockholders will be provided an advisory vote on executive compensation voted for this approval to occur every three years. As a result, the next say-on-pay vote will occur at our 2020 Annual Meeting and is included as Proposal 3 "Advisory Vote on Named Executive Officer Compensation."

Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our current Executive Chairman receives compensation described under “Compensation of Directors,” above, for his services as a director. We compensate our other senior executive officers with a conservative base salary and incentivize them to remain with us through stock-based compensation and discretionary bonuses (which may be paid in cash or stock). The Compensation Committee has not independently reviewed peer group or other market data in setting base salaries or incentive compensation for senior executives. Because our compensation programs are limited, we do not have policies regarding the allocation of compensation between short and long-term or cash and non-cash.
We do not believe that our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by Board oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for the named executive officers are base salary, discretionary bonus, and the opportunity to receive equity-based compensation pursuant to the Amended and Restated 2006 Equity Incentive Plan through time or incentive based awards under our annual bonus plan.
Base Salaries.  We have established base salaries according to each named executive officer’s position, responsibilities and performance.  All executive officers are at-will employees.
Stock Grants. In 2019, the Committee granted restricted stock awards of 120,000 shares to each of Mr. Kagan, Ms. Clary and Mr. Ponder which vest one-third immediately and the remaining two-thirds vest over a two-year period from the grant date and are designed to recognize performance and to encourage retention. In connection with obtaining certain international spectrum authority during 2019, Mr. Ponder received a cash bonus of $60,000 and was also granted a restricted stock award of 20,000 shares to recognize his performance. See the 2019 Grants of Plan-Based Awards table for additional information.
Bonus Plan. The Company has an annual bonus plan designed to reward designated key employees' (including the named executive officers) efforts to meet and exceed the Company's financial performance goals for the designated calendar year. The bonus pool available for distribution is determined based on the Company's Adjusted EBITDA performance during that year. The bonus may be paid in cash or the Company's common stock, as determined by the Compensation Committee and subject to the consent of our lenders. The aggregate amount that could have been distributed under the pool was $1.33 million if the Company's Adjusted EBITDA for the plan year had been $46.5 million. For each 1% of Adjusted EBITDA above or below this plan year target Adjusted EBITDA, adjustments are made to either increase or decrease the distribution. The Company's Adjusted EBITDA for purposes of the 2019 bonus plan was $39.7 million, which resulted in a total bonus distribution of approximately $0.85 million. Each participant's award was determined at the discretion of the Compensation Committee. The Company issued the shares in March 2020. Using the closing price of our common stock on the date of issuance, Ms. Clary, Mr. Ponder and Mr. Kagan received shares worth $80,000, $40,000 and $130,000, respectively. A similar plan is in place for 2020.
In the event the Company's financial statements are restated or otherwise adjusted, resulting in a reduction to Adjusted EBITDA, then participants who have received distributions under the bonus plan in excess of the amounts they would have been entitled to receive, shall be liable to repay such excess to the Company.
All Other Compensation. We contribute $0.50 for each $1.00 contributed to our 401(k) plan by all U.S. employees, up to 6% of the employee’s base salary. We also provide limited perquisites to named executive officers consisting primarily of premiums for term life insurance policies.
We reimburse Thermo for third-party out-of-pocket expenses for transportation, lodging and meals incurred by Thermo employees, including Messrs. Monroe, Lynch and Taylor, in connection with their performing services for us. These reimbursements are reviewed and approved for payment by our Chief Financial Officer at least once a year.  See further discussion of Thermo related expenses in the Other Information section below.
Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code prohibits us from taking an income tax deduction for any compensation in excess of $1 million per year paid to certain covered employees. Prior law defined a covered employee as the chief executive officer and the three most-highly compensated executive officers. The Tax Cuts and Jobs Act (the "Act") revised the definition of a covered employee under Section 162(m) to include both the CEO and CFO along with the three most-highly compensated executive officers for the tax year. The Act repealed the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code, which is not expected to have a material impact on the Company.
Hedging Policy
It is the Company’s policy that its directors, officers, employees, contract employees, consultants, and agents) may not engage in any of the following activities with respect to the Company’s securities at any time:

•	Short sales (a sale of securities that are not owned by the seller at the time of the sale), including short sales against the box.

•	Buying or selling puts or calls.

•	Frequent trading (for example, daily or weekly) to take advantage of fluctuations in stock prices.

2019 Summary Compensation Table
The table below summarizes, for 2019, 2018, and 2017 the compensation of our current principal executive officer, principal financial officer and other executive officers required to be included under SEC rules (collectively referred to as the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David B. Kagan Chief Executive Officer	2019	498,818	—	184,708	—	12,228	695,754
	2018	419,586	120,000	930,843	—	9,266	1,479,695
	2017	91,605	—	1,045,000	540,000	1,891	1,678,496
Rebecca S. Clary Vice President and Chief Financial Officer	2019	292,769	—	134,708	—	7,430	434,907
	2018	255,497	85,000	125,400	—	7,493	473,390
	2017	241,354	—	132,400	—	4,561	378,315
L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs	2019	254,998	60,000	105,908	—	8,775	429,681
	2018	373,962	60,000	151,800	—	7,834	593,596
	2017	243,495	—	241,200	—	4,760	489,455
James Monroe III Executive Chairman and former Chief Executive Officer	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—
	2017	—	—	—	—	—	—
(1) Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 16 to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table.
During 2019, each of the named executive officers, excluding Mr. Monroe, earned a bonus related to 2019 performance of Globalstar. As disclosed in the Compensation, Discussion and Analysis section above, this bonus was paid in the form of Globalstar stock and is included in the Stock Awards columns above.

(2) Consists of matching contributions to 401(k) Plan and life insurance premiums.
Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the named executive officers during 2019. See “Compensation, Discussion and Analysis - Elements of Compensation” for an explanation of the terms of these awards. In connection with his service as an executive officer of the Company, Mr. Monroe did not receive equity awards during 2019 and is not included in the table below.
2019 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
David B. Kagan	12/6/2019	120,000	—	—	54,708	(1)

Rebecca S. Clary	12/6/2019	120,000	—	—	54,708	(1)

L. Barbee Ponder IV	5/20/2019	20,000	—	—	11,200	(2)
	12/6/2019	120,000	—	—	54,708	(1)
(1) Restricted stock award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $0.46. Awards vested one-third immediately and the remaining awards vest over a two-year period from the grant date.
(2) Restricted stock award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $0.56. Awards vest over a three-year period from the grant date.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by the named executive officers on December 31, 2019. We generally do not permit executive officers to transfer awards prior to the vesting date, and no transfers were permitted during 2019. In connection with his service as an executive officer of the Company, Mr. Monroe does not have any outstanding equity awards at 2019 fiscal year-end and is not included in the table below.

	Option Awards					Stock Awards (1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David B. Kagan (3)	1/13/2016	250,000	—	1.21	1/13/2026	12/6/2017	562,500	292,500
						12/6/2017	250,000	130,000
						9/4/2018	375,000	195,000
						9/4/2018	562,500	292,500
						9/4/2018	250,000	130,000
						9/4/2018	750,000	390,000
						9/4/2018	750,000	390,000
						12/11/2018	10,001	5,201
						12/11/2018	80,000	41,600
						12/6/2019	80,004	41,602

Rebecca S. Clary	10/12/2010	15,000	—	1.66	10/12/2020	12/11/2017	13,334	6,934
	10/3/2011	75,000	—	0.38	10/3/2021	12/11/2018	86,667	45,067
	11/8/2011	25,000	—	0.61	11/8/2021	12/11/2018	80,000	41,600
	12/13/2013	40,000	—	1.97	12/13/2023	12/9/2019	80,004	41,602
	8/27/2014	40,000	—	3.99	8/27/2024
	12/12/2014	40,000	—	2.58	12/12/2024

L. Barbee Ponder IV	7/13/2010	50,000	—	1.64	7/13/2020	12/11/2017	13,334	6,934
	12/13/2013	40,000	—	1.97	12/13/2023	12/11/2018	86,667	45,067
	12/12/2014	40,000	—	2.58	12/12/2024	12/11/2018	80,000	41,600
						12/9/2019	80,004	41,602

(1) Market value for shares of unvested restricted stock and unearned equity-based incentive plan holdings is equal to the product of the closing market price of the Company’s stock at December 31, 2019 of $0.52 and the number of unvested restricted shares or units of stock or the number of unearned equity-based incentive plan awards, as applicable.
(2) Awards are granted pursuant to our 2006 Equity Incentive Plan and generally vest either 1) over a three-year period from the date of grant or 2) one-third immediately and the remaining two-thirds vest over a two year period from the date of grant. Refer to table above "2019 Grants of Plan-Based Awards" for vesting terms of all options and stock awards granted during 2019.
(3)  Included in the table above are four grants of restricted stock awards totaling 2,000,000 shares, which are contingent upon Mr. Kagan's achievement of certain performance milestones.

2019 Option Exercises and Stock Vested
The following table sets forth certain information regarding stock awards that vested during 2019 for the named executive officers. During 2019, no stock options were exercised and, accordingly, no amounts are shown in the table below. In connection with his service as an executive officer of the Company, Mr. Monroe did not have any options exercise or stock vest during 2019; therefore, is not included in the table below.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
David B. Kagan	—	—	605,432	254,606

Rebecca S. Clary	—	—	223,331	100,332

L. Barbee Ponder IV	—	—	293,331	139,032
(1) The aggregate market value realized upon the vesting of restricted stock awards represents the aggregate market value of Globalstar common stock on the vesting date, which was determined using the closing price on the vesting date, of if such day is a weekend or holiday, on the immediately preceding trading day.
Payments Upon Termination or Change In Control
Other than agreements with respect to compensation, we have not entered into employment agreements with our current executive officers, including the named executive officers.  Voluntary termination of employment or retirement would not result in any payments to the named executive officers beyond the amounts each would be entitled to receive under our retirement plan.  We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death.
We also have a severance allowance applicable to all U.S.-based employees if an employee is terminated due to a reduction in workforce of ten or more positions and upon the employee’s execution of a release of claims.  Under this plan, the named executive officers would receive a lump sum payment equal to six to eight weeks' base salary.  Other severance, if any, is determined at the time of dismissal and is subject to negotiation.
Under our Equity Incentive Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited.  For vested option awards, the participant or his survivor generally has 12 months to exercise.  If a participant is terminated for cause, all unexercised vested options also are forfeited.  If a change in control occurs, any unvested options or restricted shares outstanding would vest immediately.  A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors.  The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.

The following table shows the amount of potential payments to the current named executive officers under the listed events, based on the assumption that the triggering event took place on December 31, 2019. In connection with his service as an executive officer of the Company, Mr. Monroe does not have any outstanding equity awards at 2019 fiscal year-end and therefore amounts upon change of control are not reflected in the table below.

	Mr. Kagan	Ms. Clary	Mr. Ponder	Mr. Monroe
Death
Insurance proceeds	$900,000	$504,000	$556,973	$-
Termination – Reduction in Workforce
Severance	$51,923	$29,077	$32,133	$-
Change in Control
Immediate Vesting of Unvested Restricted Stock Awards	$1,908,403	$135,203	$135,203	$-
Immediate Vesting of Unvested Stock Options	$-	$-	$-	$-

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2019 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

					Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights
			Weighted-average exercise price of outstanding options, warrants and rights
Plan category
Equity compensation plans approved by security holders	16,428,478	(1)	$1.42	(2)	23,726,667	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	16,428,478	(1)	$1.45	(2)	23,726,667	(3)

(1)	Consists of unvested restricted stock awards, unvested restricted stock units and unexercised stock options.
(2)	Restricted stock awards and restricted stock units do not have an exercise price; therefore, this only reflects the weighted-average exercise price of stock options.
(3)	Consists of remaining shares of common stock available under the Amended and Restated 2006 Equity Incentive Plan at December 31, 2019. Also includes shares issuable under our ESPP.

2019 PAY RATIO
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), enacted in July 2010, requires that we disclose the ratio of annual total compensation of Mr. Kagan, our CEO, to the annual total compensation of the median employee of Globalstar.
For 2019, the total compensation for the median employee of Globalstar was $63,180. Mr. Kagan’s compensation from Globalstar, based on his annual salary as CEO, was $695,754 and, as such, the ratio is 1 to 11.
The median employee was identified by reviewing the total cash base salary for all Globalstar employees, including its consolidated subsidiaries, on February 28, 2020. As of this date, we employed 331 individuals in nine countries. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of February 28, 2020. All of the Company's full-time and part-time employees were included in the calculation and adjustments were made to annualize cash compensation for any employees not employed by Globalstar for the entire year. Mr. Kagan was excluded from the calculation of median employee for purposes of this determination.
After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2019 Summary Compensation Table. Total compensation during 2019 for this employee includes base salary, matching contributions to the Company's 401(k) plan and premiums paid by Globalstar for life insurance. This employee did not have a balance of accrued vacation as of December 31, 2019 and did not receive a bonus or stock compensation.
As a global telecommunications company, our workforce is diverse from full-time engineers and technical experts to part-time hourly customer care personnel.

OTHER INFORMATION
Independent Registered Public Accounting Firm
The accounting firm of Crowe LLP served as our independent registered public accountants beginning with the audit of the year ended December 31, 2005 through December 31, 2019. The Audit Committee appointed EY as our independent registered public accounting firm beginning with the audit of the year ended December 31, 2020, as included in Proposal 2 "Ratification of Independent Registered Public Accounting Firm."
We have been informed that neither Crowe LLP nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past five years has had no connection therewith in the capacity of promoter, underwriter, director, officer or employee.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accountants.  Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence.  Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget.  The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date.  In 2019, the Audit Committee’s pre-approval requirement was not waived for any fees or services.
Audit Fees
The aggregate fees billed by Crowe LLP for professional services rendered for the audits of our annual financial statements were $744,173 in 2019 and $576,142 in 2018.  These fees also covered other filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements. In connection with our public offering of common stock in 2018, additional procedures were required for comfort letters, consents and other related services; fees for these procedures are included in the 2018 billed amount for the audit of our financial statements and totaled $41,750.
Audit-Related Fees
The aggregate fees billed by Crowe LLP for services that were reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above were $15,950 in 2019 and $16,850 in 2018. These charges include primarily agreed-upon procedures required to comply with the terms of our facility agreements and an audit required to comply with the terms of our Cooperative Endeavor Agreement with the State of Louisiana.
Tax Fees
In 2019 and 2018, we did not pay Crowe LLP any fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees
Crowe LLP did not provide any products or services other than those reported in the preceding paragraphs.
Related Person Transactions, Compensation Committee Interlocks and Insider Participation
Review of Transactions
The Board has adopted a Related Person Transactions Policy with respect to transactions in which we participate and related persons have a material interest.  Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock and immediate family members of these persons. Under the policy, the Audit Committee is responsible for reviewing and approving or ratifying related person transactions that exceed $120,000 per year.  Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy.  If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to us.  The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest.  The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.

Our certificate of incorporation and by-laws provide that as long as Thermo and its affiliates beneficially own at least 45% of the Company’s Common Stock, subject to certain exceptions, approval by a majority of shares held by stockholders other than Thermo and its affiliates is required for any related-party transaction between the Company and Thermo and its affiliates. Certain related party transactions involving Thermo and its affiliates are also subject to review by the Strategic Review Committee or to the approval of our shareholders. Please see “Strategic Review Committee” under the heading “Information about the Board and Its Committees above.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Services Provided by Thermo.
We have an understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Taylor and any other Thermo employee in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business (with no mark-up).  For the year ended December 31, 2019, we recorded approximately $39,000 for general and administrative expenses incurred by Thermo on our behalf.  We also recorded approximately $188,000 for services provided to us by an officer of Thermo that was accounted for as a non-cash contribution to capital and paid approximately $239,000 for services provided by other consultants and Thermo employees.
In February 2019, we entered into a lease agreement with Thermo Covington, LLC for our new headquarters office. Annual lease payments for the new location are $1.4 million per year, increasing at a rate of 2.5% per year, for a lease term of ten years. For the year ended December 31, 2019, we recorded $1.5 million in lease cost due to Thermo under this lease agreement.
No other fees, except those described above or under “Director Compensation,” are paid to Thermo or its employees.
Thermo Agreements.
In July 2019, we entered into a Subordinated Loan Agreement, effective June 28, 2019, with Thermo and certain unaffiliated parties. Thermo's participation in the Subordinated Loan Agreement was $53.8 million and $3.4 million of interest had accrued prior to its pay down. In November 2019, we entered into the Second Lien Term Loan Facility which was used in part to repay the entire balance of the Subordinated Loan Agreement. Thermo's participation in the Second Lien Term Loan Facility was $95.1 million. This loan earns paid-in-kind interest at a rate of 13% per annum. During 2019, interest accrued with respect to Thermo's portion of the debt outstanding on the Second Lien Term Loan Facility was approximately $1.2 million. In connection with the issuance of the Second Lien Term Loan Facility, the holders received warrants to purchase shares of voting common stock, of which Thermo received 59.5 million warrants with an exercise price of $0.38 per share. In December 2019, Thermo exercised 9.5 million warrants resulting in cash proceeds to us of $3.6 million.
As of December 31, 2019, we had a Loan Agreement with Thermo that had a principal amount outstanding of $135.1 million. On February 19, 2020, Thermo converted the entire principal balance outstanding under this Loan Agreement resulting in the issuance of 200.1 million shares of common stock.
Further discussion on other agreements we have with Thermo are disclosed in our Form 10-K for the fiscal year ended December 31, 2019.
Stockholder Proposals at the 2021 Annual Meeting
In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2021 Annual Meeting of Stockholders, it must be received by our Director of Investor Relations at the address in the paragraph immediately following this one not later than December 29, 2020.  The proxy card we distribute for the 2021 Annual Meeting of Stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board) if we do not receive notice of the matter at this address by February 14, 2021.
Householding
Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder.  This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us.  Brokers with account holders who are our stockholders may be householding these materials.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.

Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC.  Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com.  The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us by phone at (985) 335-1500 or by mail at Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.

By order of the Board of Directors,

Richard S. Roberts, Corporate Secretary
Covington, Louisiana
April 28, 2020

*** Exercise Your *Right* to Vote ***

GLOBALSTAR, INC.

GLOBALSTAR, INC.
1351 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

0000460238_1 R1.0.1.18

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 21, 2020
Date: June 16, 2020 **Time:** 10:00 AM CDT
Location: GLOBALSTAR, INC.
1351 Holiday Square Blvd.
Covington, LA 70433

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 02, 2020 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000460238_2 R1.0.1.18

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Class B Directors

Nominees

1a. James F. Lynch

1b. Timothy E. Taylor

The Board of Directors recommends you vote FOR proposals 2 and 3.

3. Approve the compensation of our named executive officers

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000460238_3 R1.0.1.18

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000460238_4 R1.0.1.18

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

GLOBALSTAR, INC.
1351 HOLIDAY SQUARE BLVD.
COVINGTON, LA 70433

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Class B Directors

Nominees

	For	Against	Abstain
1a. James F. Lynch	☐	☐	☐
1b. Timothy E. Taylor	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020	☐	☐	☐
3. Approve the compensation of our named executive officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000460239_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

GLOBALSTAR, INC.
Annual Meeting of Stockholders
June 16, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David B. Kagan and Rebecca S. Clary, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GLOBALSTAR, INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on June 16, 2020, at GLOBALSTAR, INC. 1351 Holiday Square Blvd. Covington, LA 70433, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000460239_2 R1.0.1.18